Exhibit 10.46

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

$500,000,000 Term Loan Facility
$75,000,000 Revolving Facility

dated as of

September 26, 2013

among

PLAINS AAP, L.P.

The Lenders Party Hereto

and

CITIBANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
BANK OF AMERICA, N.A.,
MIZUHO CORPORATE BANK, LTD.,
DNB BANK ASA, NEW YORK BRANCH
as Co-Syndication Agents

CITIGROUP GLOBAL MARKETS INC.,
J.P. MORGAN SECURITIES, LTD.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
MIZUHO CORPORATE BANK, LTD.,
DNB MARKETS, INC.,
as Joint Arrangers and Joint Bookrunners

i

SCHEDULES:

Schedule 2.01 — Commitments

Schedule 3.06 — Disclosed Matters

Schedule 3.07 — Compliance with Law

Schedule 3.10 — ERISA

Schedule 3.12 — Subsidiaries

Schedule 6.02 — Permitted Liens

Schedule 6.05 — Restrictive Agreements

ii

EXHIBITS:

Exhibit A — Form of Assignment and Acceptance

Exhibit B — Form of Borrowing Request

Exhibit C — Form of Interest Election Request

Exhibit D — Form of Compliance Certificate

Exhibit E-1 — Form of Revolving Credit Note

Exhibit E-2 — Form of Term Loan Note

Exhibit F — List of Security Instruments

Exhibit G — Form of Commitment Increase Agreement

Exhibit H — Form of New Lender Agreement

iii

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of September 26, 2013, is among PLAINS AAP, L.P., a Delaware limited partnership, as Borrower, the LENDERS party hereto, and CITIBANK, N.A., as Administrative Agent.

WHEREAS, the Borrower, certain of the Lenders and Citibank, N.A., as administrative agent, entered into that certain Amended and Restated Credit Agreement dated as of June 27, 2012 (the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated as more fully set forth herein; and

WHEREAS, the Lenders and the Administrative Agent are willing to so amend and restate the Existing Credit Agreement, but only on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that, on the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety as follows:

ARTICLE I
Definitions

Section 1.01                             Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or Loans, in the case of a Borrowing, which bear interest at a rate determined by reference to the Alternate Base Rate.

“Administrative Agent” means Citibank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning given in the preamble.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Base Rate of Citibank, N.A., (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) the LIBO Rate in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month, plus 1% per annum.  Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective as of the opening of business on the effective day of such change in the Base Rate, the Federal Funds Effective Rate or the LIBO Rate, as applicable.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total amount of outstanding Loans (or if no Loans are outstanding, the then in-effect Commitments) represented by the amount of such Lender’s outstanding Loans (or if no Loans are outstanding, the then in-effect Commitments), as modified from time to time to reflect any assignments permitted by Section 9.04.

“Applicable Rate” means, for any day, with respect to the Revolving Loans and the Term Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread,” “ABR Spread,” or “Commitment Fee,” as the case may be, based upon the Leverage Ratio applicable on such date:

Pricing Grid

Leverage Ratio	ABR Spread	Eurodollar Spread	Commitment Fee
< 0.75x	0.500%	1.500%	0.175%
> 0.75x < 1.25x	0.625%	1.625%	0.200%
> 1.25x < 2.00x	0.750%	1.750%	0.250%
> 2.00x < 2.75x	0.875%	1.875%	0.300%
> 2.75x < 3.50x	1.000%	2.000%	0.325%
> 3.50x	1.250%	2.250%	0.350%

Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, if at any time the Borrower is (a) late twenty-nine (29) days or less in delivering a compliance certificate as provided for in Section 5.01(c), any change in the Applicable Rate shall take effect on the date such compliance certificate is delivered unless such change results in a higher Applicable Rate, in which event such change shall take effect as of the date such compliance certificate was due, or (b) late thirty (30) days or more in delivering such compliance certificate, the “Applicable Rate” shall mean the rate per annum set forth on the foregoing grid when the Leverage Ratio is at its highest level (> 3.50x) and shall take effect as of the date such compliance certificate was due; provided further, however, any change that would decrease the Applicable Rate as a result of a compliance certificate delivered 30 days or more late, shall take effect on the date such compliance certificate is delivered.  Notwithstanding the above, the Applicable Rate from the Effective Date through the earlier of the first date on which the financial statements of the Borrower are delivered or are required to be delivered to the Administrative Agent pursuant to Section 5.01(a) or Section 5.01(b) hereof, as the case may be, shall be 0.750% for ABR Loans, 1.750% for Eurodollar Loans and 0.250% with respect to the commitment fee.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date applicable to the Revolving Loans and the Termination Date.

“Available Cash” has the meaning set forth in the Partnership Agreement as it is in effect on the Effective Date.

“Base Rate” means (a) the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its base rate in effect at its principal office in New York City; each change in the Base Rate shall be effective from and including the date such change is publicly announced as being effective, or (b) if the rate specified in clause (a) above is not readily available for any reason, the Base Rate shall be the prime lending rate as set forth on the British Banking Association Telerate page 5 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate).  The Base Rate is a reference rate and does not represent the lowest rate actually available.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means the board of directors or equivalent body of the general partner of Borrower.

“Borrower” means Plains AAP, L.P., a Delaware limited partnership.

“Borrower Material Amount” means $25,000,000.

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and being in the form attached hereto as Exhibit B.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“CERCLA” means the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything contained herein to the contrary, (x) the Dodd-Frank Wall Street

Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case be deemed a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change in Control” means the acquisition of more than 50% of the Equity Interest in the general partner of the Borrower by a Person that is not a Current Owner if (i) the Equity Interest held by such Person gives such Person the right to elect more than half of the members of the Board of Directors, (ii) such Person exercises its right to elect more than half of the members of the Board of Directors and (iii) giving effect to such election, more than half of the members of the Board of Directors are not Continuing Directors; provided, however, that such an acquisition by Plains GP Holdings, L.P. (or any Affiliate of Plains GP Holdings, L.P.) shall not constitute a “Change in Control” for purposes of this Agreement.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Term Commitment.

“Co-Syndication Agents” means each of JPMorgan Chase Bank, National Association, Bank of America, N.A., Mizuho Corporate Bank, Ltd. and DNB Bank ASA, New York Branch.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the assets described in the Security Instruments.

“Commitment” means, with respect to each Lender, such Lender’s Revolving Commitment or Term Loan Commitment, as applicable.

“Commitment Increase Agreement” has the meaning assigned to such term in Section 2.20.

“consolidated” when used in relation to the Borrower, excludes any reference to, or inclusion of, the PAA Entities and their respective assets, liabilities, financial condition and results of operations, except as otherwise expressly set forth herein.

“Consolidated EBITDA” means for any applicable period, without duplication, the sum of (i) the amount of the distributions payable with respect to such period by PAA or any of the other PAA Entities to the Borrower or its Subsidiaries and which are actually made on or prior to the date the financial statements with respect to such period referred to in Section 5.01 are required to be furnished by the Borrower, plus (ii) operating income of the Borrower and its consolidated Subsidiaries for such period, plus (iii) depreciation and amortization for such period, plus (iv) cash distributions or dividends received by the Borrower and its Subsidiaries during such period from Persons not consolidated with the Borrower, plus (v) other cash income received by the Borrower and its consolidated Subsidiaries during such period, minus (vi) operating lease expense and general and administrative expenses of the Borrower and its consolidated Subsidiaries for such period to the extent not already deducted in the calculation of operating income, determined in each case, on a consolidated basis in accordance with GAAP.  Consolidated EBITDA will not include any extraordinary, unusual or non-recurring gains or losses from asset sales, non-cash items of revenues or expense, or the operating activities or results of the PAA Entities except to the extent of cash distributions noted in clause (i) above.

For purposes of determining compliance with Sections 6.06, if since the beginning of an applicable period ending on the date for which Consolidated EBITDA is determined, the Borrower or its Subsidiaries have made any disposition or acquisition that would result in an increase or decrease in Consolidated EBITDA, then Consolidated EBITDA shall be calculated giving pro forma effect as if such disposition or acquisition had occurred on the first day of such period, as determined (y) in good faith by a Vice President or Financial Officer of the Borrower, and (z) without giving effect to any anticipated or proposed changes in operations, revenues, expenses, or other items included in the computation of Consolidated EBITDA.

“Consolidated Indebtedness” means for any period, the Indebtedness of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis for such period.

“Consolidated Net Worth” means as to any Person,  at any date of determination, the sum of preferred stock (if any), par value of common stock, capital in excess of par value of common stock, partners’ capital or equity, and retained earnings, less treasury stock (if any), of such Person, all as determined on a consolidated basis.

“Continuing Directors” means the members of the Board of Directors elected, appointed or otherwise designated by a Current Owner, the Current Owners or Plains GP Holdings, L.P. (or any Affiliate of Plains GP Holdings, L.P.).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Current Owner” means an owner as of the date hereof of an Equity Interest in the general partner of the Borrower and any Affiliate of such owner.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.06(b), any Lender that, as determined by the Administrative Agent, (a) has failed to fund any of its funding obligations hereunder in respect of its Loans within two Business Days of the date required to be funded by it hereunder, or has failed to make any payment to the Administrative Agent required under this Agreement within the time specified therein, and the Administrative Agent shall have exercised its indemnification right against any Borrower pursuant to Section 2.17, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedules 3.06, 3.07 and 3.10 and from time to time disclosed pursuant to Section 5.02.

“dollars” or “$” refers to lawful money of the United States of America.

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval computer system for the receipt, acceptance, review and dissemination of documents submitted to the SEC in electronic format.

“Effective Date” means the date specified in the notice referred to in Section 4.01.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interest” means shares of the capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, or any warrants, options or other rights to acquire such interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board, as in effect from time to time.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to a Loan, or Loans, in the case of a Borrowing, which bear interest at a rate determined by reference to the LIBO Rate.

“Eurodollar Rate Reserve Percentage” of any Lender for any Interest Period for each Eurodollar Borrowing means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

“Event of Default” has the meaning assigned to such term in ARTICLE VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes (however denominated) imposed on (or measured by) its net income or revenue by the United States of America, by any state thereof or the District of Columbia or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America, any state thereof or the District of Columbia or any similar tax imposed by any other jurisdiction in which the recipient is located, (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure or inability to comply with Section 2.17(e); provided that with respect to an additional interest in a Loan acquired by a Lender as an assignee, such Lender shall be entitled to receive additional amounts from the Borrower pursuant to Section 2.17(a) with respect to such additional interest only to the extent that the assignor was entitled, at the time of such assignment, to receive additional amounts from the Borrower pursuant to Section 2.17(a), and (d) any U.S. federal withholding taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning specified in the recitals to this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, financial vice president (howsoever designated), principal accounting officer, treasurer or controller of the Borrower.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, in each case regulated pursuant to any Environmental Law.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for the repayment of money borrowed which are or should be shown on a balance sheet as debt in accordance with GAAP, (b) obligations of such Person as lessee under leases which, in accordance with GAAP, are capital leases, other than Operating Leases, (c) guaranties of such Person of payment or collection of any obligations described in clauses (a) and (b) of other Persons; provided, that clauses (a) and (b) include, in the case of obligations of the Borrower or any Subsidiary, only such obligations as are or should be shown as debt or capital lease liabilities on a consolidated balance sheet of the Borrower in accordance with GAAP, and (d) all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing if the obligation under such synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing, as the case may be, is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP, provided, however, to the extent included in the foregoing clause (d), Operating Leases entered into in the ordinary course of business are excluded from this clause (d); provided, further, that the liability of any Person as a general partner of a partnership for Indebtedness of such partnership, shall not constitute Indebtedness.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08, and being in the form of attached Exhibit C.

“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is seven (7) days (to the extent available to all Lenders) or one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Joint Arrangers and Joint Bookrunners” means each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Mizuho Corporate Bank, Ltd. and DNB Markets, Inc.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to (i) an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance or (ii) a New Lender Agreement.

“Leverage Ratio” means the ratio of Consolidated Indebtedness as of the last day of a fiscal quarter to Consolidated EBITDA for the applicable period ending on such date.

“LIBO Rate” means for any Interest Period with respect to a Eurodollar Borrowing, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 12:00 p.m., London time, two Business Days prior to the commencement of such Interest Period, for dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which dollar deposits for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Eurodollar Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Administrative Agent’s London branch (or other Citibank, N.A. branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 12:00 p.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.  For avoidance of doubt, (i) transfer restrictions that do not prevent the valid creation of security interests in the Collateral pursuant to the Security Instruments and do not prevent foreclosure on such security interests, and (ii) operating leases, shall not constitute Liens.

“Loan Documents” means this Agreement, all promissory notes executed and delivered pursuant to Section 2.10(f), the Security Instruments and the Borrowing Requests, together with any other document, instrument or agreement now or hereafter entered into by or at the request of the Borrower in connection with the Loans or any other Indebtedness under this Agreement, as such documents, instruments or agreements may be amended, supplemented, restated, or otherwise modified from time to time.

“Loans” means the Revolving Loans and Term Loans made pursuant to this Agreement.

“Material Adverse Change” means a material adverse change in the financial condition or results of operations of the Borrower and its consolidated Subsidiaries, taken as a whole, as indicated in the most recent quarterly or annual financial statements.

“Material Adverse Effect” means a material adverse effect on financial condition or results of operations of the Borrower and its consolidated Subsidiaries, taken as a whole.

“Material Indebtedness” means, (i) with respect to Borrower, Indebtedness (other than the Loans), in an aggregate principal amount equal to $25,000,000 or more, and (ii) with respect to PAA, Indebtedness (other than in respect of the Loans), in an aggregate principal amount equal to $50,000,000 or more.

“Material Subsidiary” means each Subsidiary that, as of the last day of the fiscal year of the Borrower most recently ended prior to the relevant determination of Material Subsidiaries, has a net worth determined in accordance with GAAP that is greater than 10% of the Consolidated Net Worth of the Borrower as of such day.

“Maturity Date” means, with respect to the Revolving Loans and the Term Loan, the fifth anniversary of the Effective Date, unless accelerated pursuant to ARTICLE VII or, in respect to the Loans so extended, extended pursuant to Section 2.21.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Lender” has the meaning assigned to such term in Section 2.20.

“New Lender Agreement” has the meaning assigned to such term in Section 2.20.

“Obligations” means all obligations (monetary or otherwise) of the Borrower and each of its Subsidiaries arising under or in connection with this Agreement and each other Loan Document and the obligations of Borrower or any Subsidiary under any Swap Agreements owing to a Lender or an Affiliate of a Lender (excluding, however, obligations owed under any Swap Agreement to any Person that was a Lender or an Affiliate of a Lender counterparty at the time such Swap Agreement was entered into or any Person that was a counterparty to such Swap Agreement prior to the Effective Date if such Person was a Lender or an Affiliate of a Lender as of the Effective Date, but, in each case, is no longer a Lender or an Affiliate of a Lender).

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury, or any successor agency.

 “Organizational Documents” means, (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

“PAA” means Plains All American Pipeline, L.P., a Delaware limited partnership.

“PAA Entities” means PAA and its successors, PAA GP LLC and its successors and any now or hereafter existing subsidiaries of PAA or PAA GP LLC and their respective successors.

“PAA GP LLC” means PAA GP LLC, a Delaware limited liability company, the general partner of PAA.

“PAA Material Amount” means $50,000,000.

“Partnership Agreement” means the Sixth Amended and Restated Limited Partnership Agreement of Borrower dated December 23, 2010.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Liens” means:

(a)                                 liens existing on the Effective Date and listed on Schedule 6.02 on property other than the Collateral;

(b)                                 any statutory or governmental lien or lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’, warehousemen’s or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair; or any right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

(c)                                  liens for taxes and assessments which are (i) for the then current year, (ii) not at the time delinquent, or (iii) delinquent but the validity or amount of which is being contested at the time by the Borrower or any Subsidiary in good faith by appropriate proceedings;

(d)                                 liens of, or to secure performance of, leases, other than capital leases, or any lien securing industrial development, pollution control or similar revenue bonds;

(e)                                  any lien upon property or assets acquired or sold by the Borrower or any Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

(f)                                   any lien in favor of the Borrower or any Subsidiary;

(g)                                  any lien in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any debt incurred by the Borrower or any Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such lien;

(h)                                 any lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

(i)                                     liens in favor of any Person to secure obligations under provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute; or any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations;

(j)                                    any lien upon any property or assets created at the time of acquisition of such property or assets by the Borrower or any Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year after the date of such acquisition; or any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

(k)                                 any lien upon any property or assets existing thereon at the time of the acquisition thereof by the Borrower or any Subsidiary and any lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary by acquisition, merger or otherwise; provided that, in each case, such lien (i) does not encumber the Collateral, and (ii) with respect to other property or assets, only encumbers the property or assets so acquired or owned by such Person at the time such Person becomes a Subsidiary;

(l)                                     liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which the Borrower or the applicable Subsidiary has not exhausted its appellate rights;

(m)                             any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of liens, in whole or in part, referred to in clauses (a) through (l) above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of the Borrower and its Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement;

(n)                                 any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing debt of the Borrower or any Subsidiary; and

(o)                                 any Lien to secure obligations under an interest rate Swap Agreement that was entered into between the Borrower and any financial counterparty that, (A) at the time of entering into such Swap Agreement, was a Lender, or (B) is a Lender as of the Effective Date and such Swap Agreement was entered into prior to the Effective Date, but when such Lien is granted, such financial counterparty is no longer a Lender; provided however that (i) such Lien shall be only on cash or cash equivalents, and (ii) the value of the assets encumbered by such Lien shall be reasonable considering the Swap Agreement being secured.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Quarterly Date” means the last day of each March, June, September and December, in each year, the first of which shall be December 31, 2013; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any relevant date of determination, Lenders having Loans and unused Commitments representing more than 50% of the sum of the total Loans and unused Commitments at such time; provided that the Commitment of, and the portion of the total Loans held or deemed held by, any Defaulting Lender shall be excluded for the purposes of making a determination of Required Lenders.

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any class of Equity Interests of the Borrower and any Subsidiary, or (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests of the Borrower or any Subsidiary or any

option, warrant or other right to acquire any Equity Interests of the Borrower or any Subsidiary (other than any such option, warrant or other right granted to an officer, director or employee of the Borrower or any Subsidiary).

“Revolving Commitment” means the commitment of each Lender to make Revolving Loans, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20, and (c) adjusted from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The aggregate principal amount of the Lenders’ Revolving Commitment is initially $75,000,000 as set forth on Schedule 2.01 under “Revolving Commitment.”

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans.

“Revolving Loans” means Loans made pursuant to Section 2.01(a).

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.ustreas.gov/offices/ enforcement/ofac/programs/, as amended or as otherwise published from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Security Instruments” means the agreements or instruments described or referred to in Exhibit F and any and all other guaranties, agreements and instruments now or hereafter executed and delivered by or at the request of the Borrower pursuant to this Agreement to secure the payment or performance of any such Indebtedness.

“Solvent” means, with respect to any Person at each relevant date of determination and after giving effect to the consummation of the transactions occurring on such date, including the application of proceeds by or on behalf of such Person in respect of any financing occurring on such date, that on such date (i) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (ii) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person’s ability to pay as such debts and liabilities as they become absolute and mature, taking into account, among other things, the possibility of refinancing such debt or selling such assets, and (iii) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.  The determination of the term “Solvent” will be based, in part, on the following: (x) in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability; (y) the level of capital customarily maintained by such Person and other entities in the same or similar business as the business of such Person; and (z) all payments of debts and liabilities will be made in accordance with applicable law.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, association or other entity (other than a partnership) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the partnership interests, are, as of such date, owned, controlled or held by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Borrower, other than the PAA Entities.

“Swap Agreement” means any interest rate or currency swap, rate cap, rate floor, rate collar, forward rate agreement or other exchange or rate protection agreement or any option with respect to any of the foregoing.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Commitment” means, as to each Lender, the commitment of such Lender to make a Term Loan in the amount set forth opposite such Lender’s name under “Term Loan” on Schedule 2.01, as the same may be modified from time to time to reflect any assignment permitted by Section 9.04.

“Term Commitments” means the aggregate principal amount of the Lenders’ Term Commitments in an amount equal to $500,000,000.

“Term Loan” means the term loan made pursuant to Section 2.01(b).

“Termination Date” means the earlier to occur of (i) the Maturity Date or (ii) the date that the applicable Revolving Commitments are terminated pursuant to Section 2.09 or ARTICLE VII.

“Transaction Obligations” has the meaning assigned to such term in Section 9.14.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the Security Instruments, the borrowing of Loans and the use of the proceeds thereof, and the execution, delivery and performance by the Borrower pursuant to each of the Security Instruments.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

Section 1.02                             Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan” or an “ABR Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing” or an “ABR Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03                             Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The word “or” is not exclusive.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04                             Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II
The Credits

Section 2.01                             Commitments.

(a)                                 Revolving Loans.  Subject to the terms and conditions set forth herein, each Lender agrees to make loans of a revolving nature to the Borrower (the “Revolving Loans”), from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment.  All amounts outstanding under the Revolving Loans shall, at the option of the Borrower, be made and maintained as ABR Borrowings or Eurodollar Borrowings, or a combination thereof, bearing interest in accordance with Section 2.13(a) or (b), as applicable.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and re-borrow Revolving Loans.

(b)                                 Term Loan.  Subject to the terms and conditions set forth herein, each Lender agrees to make a term loan (the “Term Loan”) to the Borrower not to exceed its Term Commitment.  Such Term Loan shall be made by way of a single Borrowing funded pursuant to a Borrowing Request made on or before the Effective Date.  Any portion of each Lender’s Term Commitment not utilized by such Borrowing on such date shall be permanently canceled.  All amounts outstanding under the Term Loan shall, at the option of the Borrower, be made and maintained as ABR Borrowings or Eurodollar Borrowings, or a combination thereof, bearing interest in accordance with Section 2.13(a) or (b), as applicable.

Section 2.02                             Loans and Borrowings.

(a)                                 Each Loan of any Class shall be made as part of a Borrowing consisting of Loans of such Class made by the Lenders ratably in accordance with their respective Commitments of such Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)                                 Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                                  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $1,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate principal amount that is equal to the entire unused balance of the total Revolving Commitments.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

(d)                                 Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request or elect to continue any Eurodollar Borrowing, or elect to convert any ABR Borrowing to a Eurodollar Borrowing, with respect to any Loans if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03                             Requests for Borrowing.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 p.m. (Noon), New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than

12:00 p.m. (Noon), New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower.  Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                                     the aggregate principal amount of the requested Borrowing;

(ii)                                  the date of such Borrowing, which shall be a Business Day;

(iii)                               the Class of such Borrowing and whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)                              in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period;” and

(v)                                 the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04                             Agent Advances.  Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time, at the request of the Required Lenders and during the continuance of an Event of Default and following the delivery by Administrative Agent of written notice to Borrower, to make Revolving Loans on behalf of the Borrower which the Required Lenders, in their reasonable business judgment, deem necessary or desirable to preserve or protect the collateral or any portion thereof (any of such advances are herein referred to as “Agent Advances”); provided, that the Required Lenders may at any time revoke the Administrative Agent’s authorization to make Agent Advances.  Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.  The Agent Advances shall be secured by the liens on the collateral created under the Security Instruments and shall constitute ABR Borrowings and for all purposes shall be part of the Obligations hereunder.

Section 2.05                             Existing Credit Agreement.  In connection with the amendment and restatement of the Existing Credit Agreement pursuant hereto, Borrower, Administrative Agent and Lenders shall, as of the Effective Date, make adjustments to the outstanding principal amount of the “Loans” under the Existing Credit Agreement (as such term is defined therein) (but not any interest accrued thereon prior to the Effective Date or any accrued commitment fees under the Existing Credit Agreement prior to the Effective Date), including the borrowing of additional Loans hereunder and the repayment of “Loans” under the Existing Credit Agreement (as such term is defined therein) plus all applicable accrued interest, fees and expenses as shall be necessary to provide for Loans by each Lender in proportion to, and in any event not in excess of, the amount of its relevant Commitments as of the Effective Date, but in no event shall such adjustment of any Eurodollar Loans entitle any Lender to any reimbursement under Section 2.16 hereof or Section 2.16 of the Existing Credit Agreement; provided that the foregoing is not intended to relieve Borrower for paying any such costs to lenders under the Existing Credit Agreement to the extent such lenders are not Lenders under this Agreement, and each Lender shall be deemed to have made an assignment of its outstanding Loans and commitments under the Existing Credit Agreement, and assumed outstanding Loans and commitments under the Existing Credit Agreement, and assumed outstanding Loans and commitments of other Lenders under the Existing Credit Agreement as may be necessary to effect the foregoing.  In addition, as of the Effective Date (i) the Existing Credit Agreement and the Commitments thereunder shall terminate and be superseded by this Agreement, and (ii) the Obligations of the Borrower hereunder are in renewal and extension of the obligations and indebtedness of the Borrower under the Existing Credit Agreement.

Section 2.06                             Defaulting Lenders.

(a)                                 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent not prohibited by applicable Law:

(i)                                     Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii)                                  Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall, following application by Administrative Agent of any such payment by or on behalf of the Borrower to the account of such Defaulting Lender with respect to such Obligation paid (and in lieu of being distributed to such Defaulting Lender pursuant to Section 2.18 or such other provision of this Agreement applicable with respect to the distribution thereof), be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, third, if so determined by the Administrative Agent and the Borrower, to be held in an interest bearing deposit account and released pro rata in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders hereunder or as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to the Borrower hereunder or as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting

Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, with respect to this clause sixth, if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all respective non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.06(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.  That Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender and the Borrower shall not be required to pay to the Administrative Agent for the account of the Defaulting Lender or the Defaulting Lender any such fee, and no such fees shall accrue for the account of the Defaulting Lender, that otherwise would have been required to have been paid to that Defaulting Lender.

(b)                                 Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to reimbursement of costs and expenses to the Borrower), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)                                  Rights and Remedies against a Defaulting Lender.  The Borrower may replace any Defaulting Lender in accordance with Section 2.19.  The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.06 are in addition to, and cumulative and not in limitation of, all other rights and remedies that each of the Administrative Agent, the Lenders and the Borrower may, at any time, have against, or with respect to, such Defaulting Lender.

Section 2.07                             Funding of Borrowings.

(a)                                 Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request.

(b)                                 Unless the Administrative Agent shall have received notice from a Lender on or prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.08                             Interest Elections.

(a)                                 Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or, if no Interest Period is so specified, of one month’s duration.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)                                 To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by (i) in the case of a conversion to or a continuation of a Eurodollar Loan, 12:00 p.m. (Noon), New York City time, three Business Days before the date of the proposed election, or (ii) in the case of a conversion to an ABR Borrowing, not later than 12:00 p.m. (Noon), New York City time, on the date of the proposed conversion.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c)                                  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                              if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09                             Termination and Reduction of Commitments.

(a)                                 The Term Commitment of each Lender shall terminate at the close of business on the Effective Date.

(b)                                 Unless previously terminated, each Lender’s Revolving Commitment shall terminate on the Maturity Date applicable to such Lender’s Revolving Loans.

(c)                                  The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the total Revolving Exposures would exceed the total Revolving Commitments.

(d)                                 The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (c) of this Section not later than 11:00 a.m., New York City time on the proposed effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or financings, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Each reduction of the Revolving Commitments shall be made ratably among the respective Lenders thereof in accordance with their respective Revolving Commitment.

(e)                                  Any termination of the Commitments pursuant to this Section 2.09 or ARTICLE VII shall be permanent.

Section 2.10                             Repayment of Loans; Evidence of Debt.

(a)                                 The Borrower hereby unconditionally promises to pay to the Administrative Agent for the ratable account of each Revolving Loan Lender the then unpaid principal amount of such Lender’s Revolving Loans (and all accrued and unpaid interest thereon) on the Maturity Date applicable to such Revolving Loans.

(b)                                 The Borrower hereby unconditionally promises to pay to the Administrative Agent for the ratable account of each Term Loan Lender the then unpaid principal amount of such Lender’s Term Loans (and all accrued and unpaid interest thereon) on the Maturity Date applicable to such Term Loans.

(c)                                  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)                                 The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof and (iv) the Maturity Date thereof.

(e)                                  The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f)                                   Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender promissory notes in the amount of such Lender’s Revolving Commitment or Term Loan Commitment, as applicable, payable to the order of such Lender (or, if requested by such Lender, to such Lender and, subject to compliance with Section 9.04, its registered assigns) and in substantially the form of Exhibit E-1 or Exhibit E-2, as appropriate.  Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and, subject to compliance with Section 9.04, its registered assigns) unless the Borrower is otherwise instructed.

Section 2.11                             Prepayment of Loans.

(a)                                 The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice and other limitations set forth in this Section.

(b)                                 Each prepayment pursuant to Section 2.11(a) shall be applied to reduce pro rata all Loans comprising the designated Borrowing being prepaid.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(c)                                  The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment (or not later than 11:00 a.m., New York City time on the date of termination if all of the Commitments are being terminated), or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing pursuant to Section 2.11(a) shall be in minimum amounts of $1,000,000 in the case of an ABR Borrowing and not less than $3,000,000 in the case of a Eurodollar Borrowing, and increments of $1,000,000 in excess thereof.  Pursuant to Section 2.16, the Borrower shall bear breakage costs related to the prepayment of any Eurodollar Borrowing prior to the last day of the Interest Period thereof.

(d)                                 If at any time the total Revolving Exposures would exceed the total Revolving Commitments, except as a result of termination of Revolving Commitments pursuant to ARTICLE VII, the Borrower shall prepay the Revolving Loans in an amount equal to such excess.

(e)                                  All prepayments shall be payable without premium or penalty, except for compensation required by Section 2.16 and/or any other provision of this Agreement.

Section 2.12                             Fees.

(a)                                 The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee on the daily average unused amount of such Lender’s Revolving Commitment for the period from and including the first day of the Availability Period up to, but excluding, the Termination Date, at the Applicable Rate for commitment fees.  Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and, with respect to each Lender, on the earlier of the date such Lender’s Revolving Commitment is terminated or the Termination Date.  All commitment fees shall be computed on the basis of a year of 365 days (or 366 days in leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                                 The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(c)                                  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders.  Except as otherwise agreed, fees paid shall not be refundable under any circumstances.

Section 2.13                             Interest.

(a)                                 The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate for ABR Loans.

(b)                                 The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate for Eurodollar Loans.

(c)                                  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)                                 Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                                  All interest determined by reference to the LIBO Rate or clause (c) of the definition of Alternate Base Rate shall be computed on the basis of a year of 360 days, and all other interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f)                                   The Borrower shall pay to each Lender, so long as such Lender shall be required, in respect to the Eurodollar Loans made hereunder, under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Borrowing of such Lender during such periods as such Borrowing is a Eurodollar Borrowing, from the date of such Borrowing until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate for the Interest Period in effect for such Eurodollar Borrowing from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period.  Such additional interest shall be determined by such Lender.  The Borrower shall from time to time, within 15 days after demand (which demand shall be accompanied by a certificate comporting with the requirements set forth in Section 2.15(d)) by such Lender (with a copy of such demand and certificate to the Administrative Agent) pay to the Lender giving such notice such additional interest; provided, however, that the Borrower shall not be required to pay to such Lender any portion of such additional interest that accrued more than 90 days prior to any such demand, unless such additional interest was not determinable on the date that is 90 days prior to such demand.

Section 2.14                             Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)                                 the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate, as applicable, for such Interest Period; or

(b)                                 the Administrative Agent is advised by the Required Lenders that the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing for such Interest Period shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing for such Interest Period, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then the other Type of Borrowing shall be permitted.

Section 2.15                             Illegality; Increased Costs.

(a)                                 If any Change in Law shall make it unlawful for any Lender to make, maintain or fund its Eurodollar Loans, such Lender shall so notify the Administrative Agent.  Upon receipt of such notice, the Administrative Agent shall immediately give notice thereof to the other Lenders and to the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans shall be suspended.  If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay (which prepayment shall not be subject to Section 2.11) in full the then outstanding principal amount of such Eurodollar Loans, together with the accrued interest thereon.

(b)                                 If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in Section 2.13(f)); or

(ii)                                  impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(c)                                  If any Lender determines that any Change in Law regarding capital requirements or liquidity has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(d)                                 A certificate of a Lender setting forth, in reasonable detail showing the computation thereof, the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (b) or (c) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  Such certificate shall further certify that such Lender is making similar demands of its other similarly situated borrowers.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof, if such certificate complies herewith.

(e)                                  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation;

provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof (to the extent that such period of retroactive effect is not already included in such 90-day period).

Section 2.16                             Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (excluding loss of anticipated profits) attributable to such event.  A certificate of any Lender setting forth, in reasonable detail showing the computation thereof, any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof, if such certificate complies herewith.

Section 2.17                             Taxes.

(a)                                 Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the applicable Withholding Agent shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions, and (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  The Borrower shall indemnify the Administrative Agent and each Lender, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be required to indemnify or reimburse a Lender pursuant to this Section for any Indemnified Taxes or Other Taxes imposed or asserted more than 90 days prior to the date that such Lender notifies the Borrower of the Indemnified Taxes or Other Taxes imposed or asserted and of such Lender’s intention to claim compensation therefor; provided further that, if the Indemnified Taxes or Other Taxes imposed or asserted giving rise to such claims are retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof (to the extent that such period of retroactive effect is not already included in such 90-day period).  A certificate setting forth, in reasonable detail showing the computation thereof, the amount of such payment or liability delivered to the Borrower by a Lender or the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  Without limiting this Agreement, each Lender shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the reasonable fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower or the Administrative Agent pursuant to this Agreement.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this provision.  The agreements in this provision shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender the termination of the Commitments and the repayment, satisfaction or discharge of all other payment Obligations.

(d)                                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at such reduced rate.

In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Each Lender shall promptly (i) notify the

Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as may be reasonably necessary (including the designation of a new lending office) to avoid any requirement of the applicable laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender.

Without limiting the generality of the foregoing:

(i)                                     any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) duly completed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. backup withholding tax;

(ii)                                  any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A)                               duly completed copies of Internal Revenue Service Form W-8BEN (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(B)                               duly completed copies of Internal Revenue Service Form W-8ECI (or any successor form);

(C)                               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN (or any successor form); or

(D)                               any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(iii)                               if a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA

(including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)                                   Should any Lender or the Administrative Agent during the term of this Agreement receive any refund, credit or deduction from any taxing authority as to which it has been indemnified by any Person then a Borrower or with respect to any Person then a Borrower has paid additional amount pursuant to this Section 2.17 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Lender or the Administrative Agent in its reasonable discretion), such Lender or the Administrative Agent, as the case may be, thereupon shall repay to such Person an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Lender or the Administrative Agent, as the case may be, and determined by such Lender or the Administrative Agent, as the case may be, to be attributable to such refund, credit or deduction.

(g)                                  Except for a request by the Borrower under Section 2.19(b), no Foreign Lender shall be entitled to the benefits of Section 2.17(a) or Section 2.17(c) if withholding tax is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or designates a new lending office.

Section 2.18                             Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                 The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.15, Section 2.16 or Section 2.17, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at an account maintained with the Administrative Agent as notified to the Borrower and the Lenders, except as otherwise expressly provided in the relevant Loan Document and except that payments pursuant to Section 2.15, Section 2.16, Section 2.17 and Section 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)                                 If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and toward the payment of the Borrower’s or its Subsidiaries’ obligations under any Swap Agreements, if any, owing to the Lenders or their Affiliates, ratably among the parties entitled thereto in accordance with the amounts of principal and obligations under Swap Agreements then due to such parties.

(c)                                  Subject to Section 9.08 with respect to a Defaulting Lender, if any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)                                 Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                                  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(b), Section 2.18(d) or Section 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19                             Mitigation Obligations; Replacement of Lenders.

(a)                                 If any Lender requests compensation under Section 2.13(f) or Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if a Lender gives notice pursuant to Section 2.15(a), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13(f), Section 2.15, or Section 2.17, or eliminate the need for the notice given pursuant to Section 2.15(a), as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.  Subject to the foregoing, Lenders agree to use reasonable efforts to select lending offices which will minimize taxes and other costs and expenses for the Borrower.

(b)                                 If any Lender requests compensation under Section 2.13(f) or Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if a Lender gives notice pursuant to Section 2.15(a), or if any Lender is a Defaulting Lender, or if any Lender does not consent to an extension of the Maturity Date requested pursuant to Section 2.21, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) if such assignee is not a Lender or an Affiliate of a Lender, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, delayed or conditioned, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13(f), Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  If any Lender refuses to assign and delegate all its interests, rights and obligations under this Agreement after the Borrower has required such Lender to do so as a result of a claim for compensation under Section 2.13(f), Section 2.15 or payments required to be made pursuant to Section 2.17, such Lender shall not be entitled to any such compensation or required payments or, until such assignment is effective, to receive any other payment (whether principal, interest, fees or other amounts) due and owing to it; provided, however, nothing contained in the preceding clause of this sentence shall operate to excuse, delay or diminish such Lender’s obligation to comply promptly and completely with the Borrower’s request for such Lender’s assignment, or impede, prejudice or otherwise adversely affect the Borrower’s right to enforce the prompt and complete compliance by such Lender with such request.

Section 2.20                             Increase of Revolving Commitments.

(a)                                 If, immediately prior to and immediately after giving effect to any increase in the Revolving Commitments pursuant to this Section 2.20, no Default shall have occurred and be continuing, the Borrower may at any time and from time to time, but in no event more than one (1) time per fiscal quarter, request an increase of the aggregate Revolving Commitments by notice to the Administrative Agent in writing of the amount of such proposed increase (such notice, a “Commitment Increase Notice”); provided, however, that (i) each such increase shall be in a principal amount of at least $5,000,000, (ii) the Revolving Commitment of any Lender may not be increased without such Lender’s consent, and (iii) the Borrower shall not have the right to increase the Revolving Commitments if the effect of such increase would cause the aggregate principal amount of the Revolving Commitments to exceed $150,000,000.  The Administrative Agent shall promptly, and in any event within five (5) Business Days after Administrative Agent’s receipt of a Commitment Increase Notice, notify (A) each Lender and (B) with the consent of the Administrative Agent (which consent will not be unreasonably withheld, delayed or conditioned), each Person not then a Lender but which is a bank or other financial institution selected by the Borrower, in each case of the Borrower’s request for such increase and the Borrower’s invitation to participate in all or a portion of such increase.

(b)                                 Each Lender desiring to increase its Revolving Commitment shall notify the Administrative Agent in writing no later than fifteen (15) days after receipt by the Lender of such notice from the Administrative Agent.  Any Lender that accepts an offer to it by the Borrower to increase its Revolving Commitment pursuant to this Section 2.20 shall, in each case, execute an agreement (a “Commitment Increase Agreement”), in substantially the form attached hereto as Exhibit G, with the Borrower and the Administrative Agent, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Commitment as so increased, and the definition of Revolving Commitment in Section 1.01 and Schedule 2.01 hereof shall be deemed to be amended to reflect such increase.  Any Lender that does not notify the Administrative Agent within such period that it will increase its Revolving Commitment shall be deemed to have rejected such offer to increase its Revolving Commitment.  No Lender shall have any obligation whatsoever to agree to increase its Revolving Commitment.  Any agreement to increase a Lender’s pro rata share of the increased Revolving Commitment shall be irrevocable and shall be effective upon notice thereof by the Administrative Agent at the same time as that of all other increasing Lenders.

(c)                                  Any additional bank or financial institution that the Borrower selects to offer participation in the increased Revolving Commitments shall execute and deliver to the Administrative Agent a New Lender Agreement (a “New Lender Agreement”), in substantially the form attached hereto Exhibit H, setting forth its Revolving Commitment, and upon the effectiveness of such New Lender Agreement such bank or financial institution (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to be amended to add the name of such New Lender and the definition of Revolving Commitment in Section 1.01 and Schedule 2.01 hereof shall be deemed amended to increase the aggregate Commitments of the Lenders by the Commitment of such New Lender; provided that the Revolving Commitment of any New Lender shall be in a principal amount not less than $5,000,000.  Each New Lender Agreement shall be irrevocable and shall be effective upon notice thereof by the Administrative Agent at the same time as that of all other New Lenders.

(d)                                 The effectiveness of any New Lender Agreement or Commitment Increase Agreement shall be contingent upon receipt by the Administrative Agent of such corporate resolutions of the Borrower and legal opinions of counsel to the Borrower as the Administrative Agent shall reasonably request with respect thereto, in each case in form and substance reasonably satisfactory to the Administrative Agent.  Once a New Lender Agreement or Commitment Increase Agreement becomes effective, the Administrative Agent shall reflect the increases in the Revolving Commitments effected by such agreements by appropriate entries in the Register.

(e)                                  If any bank or financial institution becomes a New Lender pursuant to Section 2.20(c) or any Lender’s Revolving Commitment is increased pursuant to Section 2.20(b), additional Revolving Loans made on or after the effectiveness thereof (the “Re-Allocation Date”) shall be made pro rata based on their respective Revolving Commitments in effect on or after such Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Lender making an aggregate principal amount of Loans in excess of its Revolving Commitment, in which case such excess amount will be allocated to, and made by, such New Lender and/or Lenders with such increased Revolving Commitments to the extent of, and pro rata based on, their respective Revolving Commitments), and continuations of Loans outstanding on such Re-Allocation Date shall be effected by repayment of such Loans on the last day of the Interest Period applicable thereto or, in the case of ABR Loan(s), on the date of such increase, and the making of new Loans of the same Type pro rata based on the respective Revolving Commitments; provided, however, for the purpose of Section 4.02, the making of such new loans shall be deemed continuations of Borrowings.

(f)                                   If on any Re-Allocation Date there is an unpaid principal amount of Eurodollar Loans, such Eurodollar Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Eurodollar Loans pro rata based on the respective principal amounts thereof outstanding.

Section 2.21                             Extension of Maturity Date.  The Borrower shall have the right once each calendar year to request one-year extensions of the Maturity Date of the Revolving Loans and/or the Term Loans, respectively (or such later respective dates to which the applicable Maturity Date may be extended as provided herein), provided that no Default or Event of Default has occurred and is then continuing.  The Borrower shall request such extension by written notice to the Administrative Agent delivered (a) no earlier than thirty (30) days prior to the first anniversary of the Effective Date and (b) no later than thirty (30) days prior to the original Maturity Date (or, as applicable, the extended Maturity Date) of the applicable Loans; provided that such notice is delivered no earlier than sixty (60) days prior to the original Maturity Date (or, as applicable, the extended Maturity Date) of the applicable Loans.  Each request to extend the

Maturity Date of the Revolving Loans shall require the consent of Lenders having Revolving Loans representing more than 50% of the sum of the then aggregate outstanding principal amount of the Revolving Loans and unused Revolving Commitments; provided that the Revolving Commitment of, and the portion of the total Revolving Loans held or deemed held by, any Defaulting Lender shall be excluded for the purposes of making a determination of the requisite Lenders having Revolving Loans and unused Revolving Commitments.  Each request to extend the Maturity Date of the Term Loans shall require the consent of Lenders having Term Loans representing more than 50% of the then aggregate outstanding principal amount of the Term Loans; provided that the portion of the total Term Loans held or deemed held by any Defaulting Lender shall be excluded for the purposes of making a determination of the requisite Lenders having Term Loans.  No Lender of Revolving Loans shall have any obligation to consent to an extension of the Maturity Date of the Revolving Loans and, if any Lender or Lenders of Revolving Loans do not consent to such an extension, the Revolving Commitments of such non-consenting Lender or Lenders shall terminate, and their Revolving Loans shall be due, in each case, on the then effective Maturity Date of the Revolving Loans without giving effect to such extension.  No Lender of Term Loans shall have any obligation to consent to an extension of the Maturity Date of the Term Loans and, if any Lender or Lenders of Term Loans do not consent to such an extension, their Term Loans shall be due on the then effective Maturity Date of the Term Loans without giving effect to such extension.  If any Lender does not consent to a request to extend the Maturity Date, the Borrower may, at its own expense, replace such non-consenting Lender pursuant to the provisions of Section 2.19.

ARTICLE III
Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 3.01                             Organization; Powers.  The Borrower and each of its Subsidiaries is duly formed, validly existing and (if applicable) in good standing (except, with respect to Subsidiaries other than Material Subsidiaries, where the failure to be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business in all material respects as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and (if applicable) is in good standing in, every jurisdiction where such qualification is required.

Section 3.02                             Authorization; Enforceability.  The Transactions are within the Borrower’s limited partnership powers and have been duly authorized by all necessary limited partnership action.  This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03                             Governmental Approvals; No Conflicts.  The execution, delivery and performance of the Loan Documents by the Borrower, and the consummation of the Transactions by the Borrower (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority to be obtained or made by the Borrower, except (i) such as have been obtained or made and are in full force and effect, and (ii) filings and recordings required to perfect the Liens created under the Security Instruments, (b) will not violate any law or regulation applicable to the Borrower or the limited partnership agreement, charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority to which the Borrower or any of its Subsidiaries is subject, (c) will not result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets of Borrower or any of its Subsidiaries, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any consensual Lien on any asset of the Borrower or any of its Subsidiaries that is prohibited hereby.

Section 3.04                             Financial Condition; No Material Adverse Change.

(a)                                 The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income and cash flows as of and for the fiscal year ended December 31, 2012.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP except that its ownership interest in PAA will be shown therein pursuant to the equity method of accounting.

(b)                                 As of the Effective Date, no Material Adverse Change exists with respect to the Borrower, its Subsidiaries, PAA GP LLC or PAA since December 31, 2012.

Section 3.05                             Solvency.  The Borrower, individually and together with its consolidated Subsidiaries, is Solvent.

Section 3.06                             Litigation and Environmental Matters.

(a)                                 Except for Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, overtly threatened against or affecting the Borrower, any of its Subsidiaries, PAA GP LLC or PAA (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that affect the legality, validity or enforceability of this Agreement or the Transactions.

(b)                                 Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected, to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 3.07                             Compliance with Laws.  Except for Disclosed Matters, the Borrower and each of its Subsidiaries and the PAA Entities are in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.08                             Investment Company Status.  Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09                             Taxes.  The Borrower and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10                             ERISA.  To the Borrower’s knowledge, except for Disclosed Matters, no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

Section 3.11                             Disclosure.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case as of the date made or deemed made (or if such information expressly related to an earlier date, as of such earlier date); provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.12                             Subsidiaries.  As of the Effective Date, Borrower has no Subsidiaries other than those listed on Schedule 3.12 hereto.  As of the Effective Date, Schedule 3.12 sets forth the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of Borrower’s ownership of the outstanding Equity Interests of each Subsidiary directly owned by Borrower, and the percentage of each Subsidiary’s ownership of the outstanding Equity Interests of each other Subsidiary.

Section 3.13                             Margin Securities.  Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Board), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock in violation of said Regulations U or X or to extend credit to others for the purpose of purchasing or carrying margin stock in violation of said Regulations U or X.

Section 3.14                             Priority; Security Matters.  The Security Instruments create valid security interests in the Collateral described therein in favor of the Administrative Agent for the benefit of the Lenders securing the Obligations and constitute perfected first priority security interests in such Collateral described therein subject to no Liens other than those permitted by subclauses

(b), (c), (g), (i), (l) and (o) of the definition of Permitted Liens, except to the extent such security interests are not perfected or do not have first priority status solely as a result of any action or inaction by either Administrative Agent or any Lender occurring after the execution and delivery of the Loan Documents.

Section 3.15                             Foreign Assets Control Regulation.  Neither Borrower nor any of its Subsidiaries (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

ARTICLE IV
Conditions

Section 4.01                             Effective Date.  The obligations of the Lenders to make Loans hereunder shall not become effective until the Effective Date, which is scheduled to occur when each of the following conditions is satisfied:

(a)                                 The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)                                 The Administrative Agent shall have received each of the Security Instruments described on Exhibit F, duly completed and executed in sufficient number of counterparts.

(c)                                  The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of the Borrower and Fulbright & Jaworski LLP, substantially in form and substance reasonably satisfactory to the Administrative Agent.

(d)                                 The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization and existence of the Borrower and its Subsidiaries, the authorization of the Transactions and any other legal matters relating to the Borrower and its Subsidiaries, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(e)                                  The Administrative Agent shall have received each promissory note requested by a Lender pursuant to Section 2.10(f), each duly completed and executed by the Borrower.

(f)                                   The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(g)                                  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced five (5) Business Days prior to closing, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(h)                                 Since December 31, 2012, no event shall have occurred with respect to the Borrower and its Subsidiaries, taken as a whole, or the PAA Entities, taken as a whole, which has had, or would reasonably be expected to have, a Material Adverse Effect.

(i)                                     The Lenders shall have received (i) satisfactory unaudited consolidated financial statements of the Borrower for the most recent fiscal year ended prior to the Effective Date as to which such financial statements are available, such financial statements being prepared in accordance with GAAP, except that the Borrower’s ownership interest in PAA will be shown therein on the equity method of accounting, and otherwise subject to year-end audit adjustments, (ii) satisfactory unaudited interim consolidated financial statements of the Borrower for the quarters and year-to-date periods ended March 31, 2013 and June 30, 2013, such financial statements being prepared in accordance with GAAP, except that the Borrower’s ownership interest in PAA will be shown therein on the equity method of accounting, and otherwise subject to year-end audit adjustments and footnotes, (iii) satisfactory audited consolidated financial statements of PAA for the most recent fiscal year ended prior to the Effective Date as to which such financial statements are available, and (iv) satisfactory unaudited interim consolidated financial statements of PAA for the quarters ended March 31, 2013 and June 30, 2013, such financial statements being prepared in accordance with GAAP, subject, in the case of such quarterly financial statements, to year-end audit adjustments and footnotes.

(j)                                    All necessary governmental and third-party approvals, if any, required to be obtained by the Borrower in connection with the Transactions and otherwise referred to herein shall have been obtained and remain in effect (except where failure to obtain such approvals would not reasonably be expected to have a Material Adverse Effect), and all applicable waiting periods shall have expired without any action being taken by any applicable authority.

(k)                                 No Default or Event of Default has occurred and is continuing.

The date on which all of the foregoing conditions have been satisfied (or waived pursuant to Section 9.02) shall be the “Effective Date.”  The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and the changes effected by this Agreement and the documents delivered in connection herewith shall not become effective until the Effective Date, and if the Effective Date has not occurred at or prior to 3:00 p.m., New York City time, on October 15, 2013, this Agreement and the documents delivered in connection herewith shall permanently be of no force or effect.

Section 4.02                             Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (exclusive of continuations and conversions of a Borrowing), is subject to the satisfaction of the following conditions:

(a)                                 The representations and warranties of the Borrower set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing (other than those representations and warranties that expressly relate to a specific earlier date, which shall be true and correct in all material respects as of such earlier date).

(b)                                 At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing (exclusive of continuations and conversions of a Borrowing), shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V
Affirmative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 5.01                             Financial Statements and Other Information.  The Borrower will furnish, or cause to be furnished to the Administrative Agent:

(a)                                 Promptly after becoming available and in any event within 120 days after the close of each fiscal year of the Borrower, by posting on EDGAR or by transmission or delivery in accordance with Section 9.01, (i) the consolidated balance sheet of (A) the Borrower and its consolidated Subsidiaries and (B) PAA and its consolidated subsidiaries as at the end of such year (with respect to PAA, on its Form 10-K) and (ii) the consolidated statements of income, equity and cash flow of (A) the Borrower and its consolidated Subsidiaries and (B) PAA and its consolidated subsidiaries for such year (with respect to PAA, on its Form 10-K) setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, which report shall be to the effect that such statements have been prepared in accordance with GAAP except that the Borrower’s ownership interest in PAA will be shown therein pursuant to the equity method of accounting;

(b)                                 Promptly after their becoming available and in any event within 60 days after the close of each fiscal quarter (except after the close of each fiscal year) of the Borrower, by posting on EDGAR or by transmission or delivery in accordance with Section 9.01, (i) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter, and (ii) the unaudited consolidated statements of income, equity and cash flow of the Borrower and its consolidated Subsidiaries for such quarter, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all of the foregoing certified by a Financial Officer of the Borrower to have been prepared in accordance with GAAP subject to normal changes resulting from year-end adjustments except that the Borrower’s ownership interest in PAA will be shown therein pursuant to the equity method of accounting; and

(c)                                  Within 60 days after the end of each fiscal quarter of each fiscal year of the Borrower (or 120 days, in the case of the last fiscal quarter of a fiscal year), a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit D (i) certifying as to whether a Default has occurred that is then continuing and, if a Default has occurred that is then continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) setting forth in reasonable detail calculations demonstrating compliance with Section 6.06.

Section 5.02                             Notices of Material Events.  The Borrower will furnish to the Administrative Agent prompt written notice of the following:

(a)                                 the occurrence of any Event of Default or any event which, with the giving of notice and the passage of time, or both, would constitute an Event of Default;

(b)                                 any material amendment to the formation, charter, by-laws or other constituent documents of the Borrower, PAA or PAA GP LLC; and

(c)                                  any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03                             Existence; Conduct of Business.  The Borrower will (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its and its Subsidiaries’ legal existence except in a transaction of the nature described in, and not prohibited by, Section 6.03, and (ii) take all reasonable action to maintain all rights, licenses, permits, privileges and franchises material to the conduct of its business.

Section 5.04                             Further Assurances.  The Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of any promissory note created and issued pursuant to Section 2.10(f) and the execution and delivery of the Security Instruments and this Agreement.  The Borrower at its expense will and will cause each Subsidiary to promptly execute and deliver to the Administrative Agent upon reasonable request all such other documents, agreements and instruments necessary to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the Collateral intended as security for the Obligations, or to correct any unintended omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary in connection therewith.

Section 5.05                             Maintenance of Properties; Insurance.  The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b)

maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 5.06                             Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Subsidiaries to, keep in accordance with GAAP proper books of record and account in which full, true and correct entries are made in all material respects of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.07                             Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.08                             Use of Proceeds.  The proceeds of the Loans will be used only (A) with respect to the Term Loan, to refinance the outstanding term loan under the Existing Credit Agreement and to fund dividends and other distributions to the owners of the Equity Interests in the Borrower, and (B) with respect to the Revolving Loans, for the general partnership purposes of the Borrower and its Subsidiaries.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

Section 5.09                             Environmental Matters.  The Borrower has established and implemented, or will establish and implement, and will cause each of its Subsidiaries to establish and implement, such procedures as may be necessary to assure that any failure of the following does not have a Material Adverse Effect: (i) all property of the Borrower and its Subsidiaries and the operations conducted thereon are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil or solid wastes are disposed of or otherwise released on or to any property owned by the Borrower or its Subsidiaries except in compliance with Environmental Laws, (iii) no Hazardous Materials will be released on or to any such property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil or Hazardous Materials is released on or to any such property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

Section 5.10                             ERISA Information.  The Borrower will furnish to the Administrative Agent:

(a)                                 within 15 Business Days after the institution of or the withdrawal or partial withdrawal by the Borrower, any Subsidiary or any ERISA Affiliate from any Multiemployer Plan which would cause the Borrower, any Subsidiary or any ERISA Affiliate to incur Withdrawal Liability in excess of $5,000,000 (in the aggregate for all such withdrawals), a written notice thereof signed by an executive officer of the Borrower stating the applicable details; and

(b)                                 within 15 Business Days after an officer of the Borrower becomes aware of any material action at law or at equity brought against the Borrower, any of its Subsidiaries, any ERISA Affiliate, or any fiduciary of a Plan in connection with the administration of any Plan or the investment of assets thereunder, a written notice signed by an executive officer of the Borrower specifying the nature thereof and what action the Borrower is taking or proposes to take with respect thereto.

Section 5.11                             Taxes.  Pay and discharge, or cause to be paid and discharged, promptly or make, or cause to be made, timely deposit of all taxes (including Federal Insurance Contribution Act payments and withholding taxes), assessments and governmental charges or levies imposed upon the Borrower or any Subsidiary or upon the income or any property of the Borrower or any Subsidiary; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Borrower or its Subsidiary, and if the Borrower or its Subsidiary shall have set up reserves therefor adequate under GAAP or if no Material Adverse Effect shall be occasioned by all such failures in the aggregate.

ARTICLE VI
Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 6.01                             Indebtedness.

(a)                                 The Borrower shall not, and shall not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness other than (i) Indebtedness hereunder and under the other Loan Documents and (ii) other Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding.

(b)                                 The Borrower shall not permit PAA GP LLC to create, incur, assume or permit to exist any Indebtedness, other than Indebtedness incurred solely by operation of law or by virtue of its status as the general partner of PAA as distinguished from Indebtedness incurred pursuant to an express contractual obligation of PAA GP LLC.

Provided, however, that neither the Borrower nor any Subsidiary shall create, incur or assume any Indebtedness pursuant to any provision of this Section 6.01 if an Event of Default shall have occurred and be continuing or would result from such creation, incurrence or assumption.

Section 6.02                             Liens.  The Borrower shall not, and shall not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien, other than (a) Permitted Liens and (b) Liens on property other than the Collateral to secure Indebtedness permitted by Section 6.01(a)(ii).

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower shall not, and shall not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien on any of the Collateral other than (i) to secure the Obligations, and (iii) those described in Section 3.14.

Section 6.03                             Fundamental Changes.  The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, (a) the Borrower may merge to effectuate a reincorporation or statutory conversion in another State of the United States, (b) the Borrower may effect a statutory conversion in any State of the United States, and (c) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving entity and (ii) the Borrower may sell or otherwise dispose of all or any portion of the Equity Interests of any of its Subsidiaries except to the extent such Equity Interests constitute Collateral.  The Borrower will not sell, transfer, lease or otherwise dispose of any of its Equity Interests in PAA GP LLC.

Section 6.04                             Restricted Payments.  The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payments, except that:

(i)                                     any Subsidiary may make Restricted Payments to the Borrower, any Subsidiary and other owners of Equity Interests in such Subsidiary making the Restricted Payment; and

(ii)                                  so long as no Event of Default shall have occurred and be continuing and provided that no Event of Default would result from the making of such Restricted Payment, the Borrower may make Restricted Payments from Available Cash and the proceeds of the Term Loan.

Section 6.05                             Restrictive Agreements.  The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement with any Person, other than the Lenders pursuant hereto or restrictions or conditions existing on the date hereof and identified on Schedule 6.05 (or any other restriction or condition substantially the same as those listed on Schedule 6.05), which prohibits, restricts or imposes any conditions upon the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower any Subsidiary, or (b) make subordinate loans or advances to or make other investments in the Borrower or any Subsidiary, in each case, other than restrictions or conditions contained in, or existing by reasons of, any agreement or instrument (i) existing on the date hereof and identified on Schedule 6.05, (ii) relating to property existing at the time of the acquisition thereof, so long as the restriction or condition relates only to the property so acquired, (iii) relating to any Indebtedness of, or otherwise to, any subsidiary of Borrower at the time such subsidiary was merged or consolidated with or into, or acquired by Borrower or a Subsidiary, (iv) effecting a renewal, extension, refinancing, refund or replacement (or successive extensions, renewals, refinancings, refunds or replacements) of Indebtedness issued under an agreement referred to in clauses (i) through (iii) above, so long as the restrictions and conditions contained in any such renewal, extension, refinancing, refund or replacement agreement, taken as a whole, are not materially more restrictive than the restrictions and conditions contained in the original agreement, as determined in good faith by the board of directors, or equivalent, of the Borrower or the relevant Subsidiary, (v) constituting customary provisions restricting subletting or assignment of any leases of Borrower or any Subsidiary of any of them or provisions in agreements that restrict the assignment of such agreement or any rights thereunder, (vi) constituting restrictions on the sale or other disposition of any property securing Indebtedness as a result of a Lien on such property permitted hereunder, (vii) constituting any temporary encumbrance or restriction with respect to a Subsidiary of Borrower under an agreement that has been entered into for the disposition of all or substantially all of the outstanding Equity Interests of or assets of such subsidiary, provided that such disposition is otherwise permitted hereunder, (viii) constituting customary restrictions on cash, other deposits or assets imposed by customers and other persons under contracts entered into in the ordinary course of business, (ix) constituting provisions contained in agreements or instruments relating to Indebtedness that prohibit the transfer of all or substantially all of the assets of the obligor under that agreement or instrument unless the transferee assumes the obligations of the obligor under such agreement or instrument or such assets may be transferred subject to such prohibition, (x) constituting a requirement that a certain amount of Indebtedness be maintained between a Subsidiary of Borrower, (xi) constituting any restriction or condition with respect to property under an agreement that has been entered into for the disposition of such property, provided that such disposition is otherwise permitted hereunder, or (xii) constituting any restriction or condition with respect to property under a charter, lease or other agreement that has been entered into for the employment of such property.

Section 6.06                             Leverage Ratio.  The Borrower shall not permit the Leverage Ratio to exceed 4.0 to 1.0 as of the last day of any fiscal quarter.

ARTICLE VII
Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)                                 the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                                 the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)                                  any representation or warranty made or deemed made by or on behalf of the Borrower or any Material Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any Security Instrument, report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made and such materiality is continuing;

(d)                                 the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), Section 5.02(c) or Section 5.03 (with respect to the Borrower’s existence) or Section 5.08 or in ARTICLE VI;

(e)                                  the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or in any Security Instrument or any other Loan Document to which it is a party, and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)                                   Borrower, PAA GP LLC or PAA shall generally be unable to pay debts as they become due;

(g)                                  the Borrower or PAA shall fail to make any payment of principal or interest (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; for the avoidance of doubt the parties acknowledge and agree that any payment required to be made under a guaranty of payment or collection described in clause (c) of the definition of Indebtedness shall be due and payable at the time such payment is due and payable under the terms of such guaranty (taking into account any applicable grace period) and to the extent of any applicable grace period only, such payment shall be deemed not to have been accelerated or required to be prepaid prior to its stated maturity as a result of the obligation guaranteed having become due;

(h)                                 the Borrower or PAA shall default in the observance or performance of any covenant or obligation contained in any agreement or instrument relating to any such Material Indebtedness that in substance is customarily considered a default in loan documents (in each case, other than a failure to pay specified in subsection (g) of this ARTICLE VII) and such default shall continue after the applicable notice and grace periods, if any, specified in such agreement or instrument, if the effect thereof is to accelerate the maturity of such Material Indebtedness or require such Material Indebtedness to be prepaid prior to the stated maturity thereof;

(i)                                     an involuntary proceeding shall be commenced or an involuntary petition shall be filed, or any Person referenced below shall otherwise become subject to such proceeding or petition seeking (i) liquidation, reorganization or other relief in respect of the Borrower, PAA GP LLC or PAA or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, PAA GP LLC or PAA or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(j)                                    the Borrower, PAA GP LLC or PAA shall (i) voluntarily commence any proceeding, file any petition or any such Person shall otherwise subject itself to any proceeding, seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, PAA GP LLC or PAA or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(k)                                 A final judgment for the payment of money is rendered against the Borrower or PAA GP LLC in an aggregate uninsured amount exceeding the Borrower Material Amount (which shall also apply to PAA GP LLC), or against PAA in an aggregate uninsured amount exceeding the PAA Material Amount, and is not discharged or stayed within an appropriate period following the entry thereof;

(l)                                     the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected first priority Lien on any of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower shall so state in writing;

(m)                             any amendment to the Organizational Documents of PAA and/or PAA GP LLC is made which adversely affects the incentive distribution rights of the Borrower, and the pro forma effect of which is that the ratio of Consolidated Indebtedness to Consolidated EBITDA exceeds 3.0:1.0;

(n)                                 PAA issues incentive distribution rights to any party other than the Borrower and the pro forma effect of which is that the ratio of Consolidated Indebtedness to Consolidated EBITDA exceeds 3:0:1.0; or

(o)                                 a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII
The Agent

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article (except the consultation rights of the Borrower provided for in the sixth paragraph of this Article VIII) are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not serving in such agency capacity, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any Subsidiary or PAA or other Affiliate thereof as if it were not an agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided that the Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any of its Subsidiaries or PAA that is communicated to or obtained by any of them while serving as Administrative Agent, as applicable, or by any of their respective Affiliates in any capacity.  The Administrative Agent shall not be liable to the Lenders for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02 and ARTICLE VII) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to them.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Person.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  In addition, at any time the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, in consultation with the Borrower, to the extent not prohibited by applicable law, by notice in writing to the Borrower and such Person, remove such Person as the Administrative Agent.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (such 30-day period, the “Lender Party Appointment Period”), then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  In addition and without any obligation on the part of the retiring Administrative Agent to appoint, on behalf of the Lenders, a successor Administrative Agent, the retiring Administrative Agent may at any time upon or after the end of the Lender Party Appointment Period notify the Borrower and the Lenders that no qualifying Person has accepted appointment as successor Administrative Agent and the effective date of such retiring Administrative Agent’s resignation which effective date shall be no earlier than three Business Days after the date of such notice.  Upon the resignation effective date established in such notice and regardless of whether a successor Administrative Agent has been appointed and accepted such appointment, the retiring Administrative Agent’s resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph and all Security Instruments shall be amended to provide that the Lenders are the secured party and beneficiaries thereunder, as applicable.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Administrative Agent of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Neither any Joint Arranger and Joint Bookrunner nor any Co-Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, neither any Joint Arranger and Joint Bookrunner nor any Co-Syndication Agent shall have or be deemed to have a fiduciary relationship with any Lender.  Each Lender hereby makes the same acknowledgements with respect to each Joint Arranger and Joint Bookrunner and each Co-Syndication Agent as it makes with respect to the Administrative Agent in the immediately preceding paragraph of this ARTICLE VIII.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under this Agreement) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement.

ARTICLE IX
Miscellaneous

Section 9.01                             Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)                                 if to the Borrower, to 333 Clay Street, Suite 1600, Houston, Texas 77002, Attention of Charles Kingswell-Smith, Vice President and Treasurer (Telecopy No. 713.646.4564);

(b)                                 if to the Administrative Agent, to Citibank, N.A., 1615 Brett Road, Building III, New Castle, Delaware 19720, Attention of Plains All American Account Officer (Telecopy No. 212.894.6052), with a copy to Citibank, N.A., 811 Main Street, Suite 4000, Houston, Texas 77002, Attention of Plains All American Account Officer (Telecopy No. 713.481.0247); and

(c)                                  if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

The Borrower will have the option to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default, or (iv) other than the requirements set forth in Section 3.04(a), Section 4.01(i) and Section 5.01, is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or any other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to “oploanswebadmin@citigroup.com.”  The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).  The Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.  The Platform is provided “as is” and “as available”.  The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent Parties in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent Party’s gross negligence or willful misconduct.  The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each of the Lenders agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender, as the case may be, for purposes of the Loan Documents.  Each of the Lenders agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s, as the case may be, e-mail address to which the foregoing notice may be sent by electronic transmission, and (ii) that the foregoing notice may be sent to such e-mail address.  Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any Lender, to the Borrower and the Administrative Agent).  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 9.02                             Waivers; Amendments.

(a)                                 No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase or extend any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or letter of credit, commitment, ticking or any other fees at the Default Rate, or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) except as provided in any Loan Document, release any party from its obligations under the Security Instruments or release all or substantially all of the property covered by the Security Instruments except as otherwise provided therein, without the prior written consent of all Lenders, (v) change Section 2.18(b) or Section 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby, or any other Section of this Agreement that requires pro rata treatment of the Lenders, without the written consent of each Lender affected thereby, or (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender affected thereby; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or any other Loan Document, nor shall a Defaulting Lender’s vote or status as a Lender be required in determining majority, unanimity or other condition or effect of any vote, except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 2.19; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).

Section 9.03                             Expenses; Indemnity; Damage Waiver.

(a)                                 The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one law firm as counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the negotiation, preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses reasonably incurred during the existence of an Event of Default by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, other than expenses of a Defaulting Lender proximately caused by conduct, acts or omissions described in clauses (a), (b) or (c) of the definition of “Defaulting Lender”.

(b)                                 The Borrower shall indemnify the Administrative Agent, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether brought by a third party or by the Borrower or any Subsidiary; provided that such indemnity shall not, as to any Indemnitee, be available (x) to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or any Related Party of such Indemnitee, or a material breach by any such Person of its obligations under any of the Loan Documents, (y) in connection with disputes among or between the Administrative Agent, the Lenders and/or their respective Related Parties or (z) are incurred by an Indemnitee that is a Defaulting Lender, and such liabilities or costs are proximately caused by conduct, acts or omissions described in clauses (a), (b) or (c) of the definition of “Defaulting Lender”.

(c)           To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)           To the extent permitted by applicable law, no party hereto or any Related Party of any party hereto shall assert, and each such Person waives, any claim against all other Parties hereto and their Related Parties, on any theory of liability, for any special, indirect, consequential and punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)           All amounts due under this Section shall be payable not later than 30 days after written demand therefor, such demand to be in reasonable detail setting forth the basis for and method of calculation of such amounts.

Section 9.04          Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby.  Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may assign to one or more assignees all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment and/or the Loans at the time owing to it); provided that (i) except in the case of an assignment of Term Loans to a Lender or an Affiliate of a Lender, each of the Borrower (except during the continuance of an Event of Default in which case Borrower’s consent shall not be required) and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, (ii) except in the case of an assignment of Term Loans to a Lender or an Affiliate of Lender, or an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it as otherwise permitted herein, the amount of the Commitment and/or the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall result in each of the assignor and the assignee retaining a Commitment and/or Loans at the time owing to it of not less than $10,000,000 (provided that the aggregate Commitments of, and/or the Loans at the time owing to, a Lender and its Affiliates shall be used in determining such amounts), and shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (which fee may be waived by the Administrative Agent in its discretion); provided that only a single processing and recordation fee shall be payable in respect of multiple contemporaneous assignments to Approved Funds with respect to any Lender; provided further that any consent of the Borrower otherwise required shall not be required if an Event of Default has occurred and is continuing.  Notwithstanding the above, no assignment shall be made (A) to the Borrower or any of its subsidiaries, or (B) to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c)           The Administrative Agent, acting for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at one of its offices in New York, New York (the address of which shall be made available to any party to this Agreement upon request) a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)           Any Lender may, without the consent of the Borrower, or the Administrative Agent sell participations to one or more banks or other entities (a “Participant”), other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or subsidiaries, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.

(f)            A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such

Participant is made with the Borrower’s prior written consent.  A Participant shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender and has zero withholding at the time of participation.

(g)           Any Lender may at any time and at its sole expense pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank or any central bank having jurisdiction, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05          Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments  delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Section 2.15, Section 2.16, Section 2.17 and Section 9.03 and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06          Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07          Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.08          Right of Setoff.  If an Event of Default shall have occurred and be continuing and the Required Lenders have directed the Administrative Agent to accelerate under ARTICLE VII, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.06 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09          Governing Law; Jurisdiction; Consent to Service of Process.

(a)           This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)           The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)           The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11          Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12          Confidentiality.  Each of the Administrative Agent and the Lenders (for itself and each of its Related Parties) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and will maintain such confidences), (b) to the extent requested or required by applicable laws or regulations or by any subpoena or similar legal process, (c) subject to this Section 9.12, to any other party hereto, (d) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative transaction relating to, and requested by, the Borrower and its obligations, (f) with the consent of the Borrower or (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any of its subsidiaries relating to the Borrower or any of its subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its subsidiaries, provided that, in the case of information received from the Borrower or any of its subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13          Interest Rate Limitation.  Notwithstanding anything herein or in any other Loan Document to the contrary, if at any time the interest amount or rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful amount or rate (the “Maximum Rate” or “Maximum Amount,” as applicable) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the amount or rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Amount or Rate, as applicable and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Amount or Rate, as applicable therefor) until such cumulated amount, together (to the extent lawful) shall have been received by such Lender.

Section 9.14          No Recourse to Certain Persons.  No past, present or future director, officer, partner, employee, incorporator, manager, stockholder, unitholder or member, in its capacity as such, of any Borrower or Guarantor shall have any liability for any Obligations or any obligations (monetary or otherwise) arising under or by virtue of the Loan Documents or Transactions (such obligations and the Obligations, collectively, the “Transaction Obligations”) or for any claim based on, in respect of, or by reason of, the Transaction Obligations or their creation.  Each of the Administrative Agent and the Lenders, and the Related Parties of each of the Administrative Agent and the Lenders, waives and releases such parties from all such liability.  The preceding sentence is intended to alleviate liability and obligations that arise or would arise solely by virtue of a Person’s capacity in relation to another Person, and it is not intended to alleviate liability of a Person in, for example, a contract or other agreement to which it is a contract party.  For the avoidance of doubt and by way of example, on the one hand, Plains All American GP LLC will not have liability under any contract or other agreement that it executes as the general partner of the Borrower or PAA GP LLC solely by virtue of being the general partner of either such Person, but on the other hand, Plains All American GP LLC will have liability under any guaranty, Security Instrument or any other Loan Document that it enters into directly as a contract party, and not solely as the general partner of any other Person.

Section 9.15          USA Patriot Act Notice.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) signed into law October 26, 2001 (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA Patriot Act.

Section 9.16          Acknowledgment of the Parties.  Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any Lender or other agent has any fiduciary relationship with or duty to the Borrower or its Affiliates arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the other agents and Lenders, on one hand, and the Borrower and its Affiliates, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PLAINS AAP, L.P.,
a Delaware limited partnership

By:	Plains All American GP LLC,
a Delaware limited liability company,
its general partner

	By:	/s/ Charles Kingswell-Smith
	Name:	Charles Kingswell-Smith
	Title:	Vice President and Treasurer

CITIBANK, N.A.,
as Administrative Agent and as a Lender

By:	/s/ Andrew Sidford
Name:	Andrew Sidford
Title:	Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agent

By:	/s/ Stephanie Balette
Name:	Stephanie Balette
Title:	Authorized Officer

BANK OF AMERICA, N.A. ,
as Co-Syndication Agent

By:	/s/ Adam H. Fey
Name:	Adam H. Fey
Title:	Director

MIZUHO BANK, LTD. ,
as Co-Syndication Agent

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

DNB BANK ASA, NEW YORK BRANCH
as Co-Syndication Agent

By:	/s/ Stian Lovseth
Name:	Stian Lovseth
Title:	First Vice President

By:	/s/ Evan Uhlick
Name:	Evan Uhlick
Title:	Vice President

DNB CAPITAL LLC,
as Lender

By:	/s/ Stian Lovseth
Name:	Stian Lovseth
Title:	First Vice President

By:	/s/ Evan Uhlick
Name:	Evan Uhlick
Title:	Vice President

COMPASS BANK,
as Lender

By:	/s/ Ian Payne
Name:	Ian Payne
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ John Berry
Name:	John Berry
Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION,
as Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

SUN TRUST BANK,
as Lender

By:	/s/ Andrew Johnson
Name:	Andrew Johnson
Title:	Director

ROYAL BANK OF CANADA,
as Lender

By:	/s/ Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	Authorized Signatory

THE BANK OF NOVA SCOTIA,
as Lender

By:	/s/ Mark Sparrow
Name:	Mark Sparrow
Title:	Director

THE BANK OF TOKYO-MITSUBISHI UFJ,
as Lender

By:	/s/ Mark Oberreuter
Name:	Mark Oberreuter
Title:	Vice President

WELLS FARGO BANK N.A.,
as Lender

By:	/s/ Jeffrey Cobb
Name:	Jeffrey Cobb
Title:	Vice President

AMEGY BANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ Charles Patterson
Name:	Charles Patterson
Title:	Senior Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as Lender

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Managing Director

By:	/s/ Daria Mahoney
Name:	Daria Mahoney
Title:	Executive Director

FIFTH THIRD BANK,
as Lender

By:	/s/ Laird Boulden
Name:	Laird Boulden
Title:	Officer

ING CAPITAL LLC,
as Lender

By:	/s/ Cheryl LaBelle
Name:	Cheryl LaBelle
Title:	Managing Director

MORGAN STANLEY BANK, N.A.,
as Lender

By:	/s/ Kelly Chin
Name:	Kelly Chin
Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ John C. Lozano
Name:	John C. Lozano
Title:	Vice President

BARCLAYS BANK PLC,
as Lender

By:	/s/ Sreedhar R. Kona
Name:	Sreedhar R. Kona
Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH,
as Lender

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

UBS LOAN FINANCE LLC,
as Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

BNP PARIBAS,
as Lender

By:	/s/ David Reynolds
Name:	David Reynolds
Title:	Vice President

By:	/s/ Melissa Balley
Name:	Melissa Balley
Title:	Director

SCHEDULE 2.01

COMMITMENTS

Lender	Term Loan Commitments	Revolving Commitments	Total Commitments

Citibank, N.A.	$15,000,000	$15,000,000	$30,000,000
Bank of America, N.A.	29,750,000	—	29,750,000
DNB Capital LLC	29,750,000	—	29,750,000
JPMorgan Chase Bank, N.A.	29,750,000	—	29,750,000
Mizuho Bank, Ltd.	29,750,000	—	29,750,000
BNP Paribas	26,000,000	—	26,000,000
Compass Bank	26,000,000	—	26,000,000
PNC Bank, National Association	26,000,000	—	26,000,000
Sumitomo Mitsui Banking Corporation	26,000,000	—	26,000,000
SunTrust Bank	26,000,000	—	26,000,000
Royal Bank of Canada	26,000,000	—	26,000,000
The Bank of Nova Scotia	26,000,000	—	26,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	26,000,000	—	26,000,000
Wells Fargo Bank, N.A.	26,000,000	—	26,000,000
Amegy Bank National Association	22,000,000	—	22,000,000
Canadian Imperial Bank of Commerce, New York Branch	22,000,000	—	22,000,000
Fifth Third Bank	22,000,000	—	22,000,000
ING Capital LLC	22,000,000	—	22,000,000
Morgan Stanley Bank, N.A.	22,000,000	—	22,000,000
U.S. Bank, National Association	22,000,000	—	22,000,000
Barclays Bank PLC	—	20,000,000	20,000,000
Deutsche Bank AG New York Branch	—	20,000,000	20,000,000
UBS Loan Finance LLC	—	20,000,000	20,000,000

TOTAL	$500,000,000	$75,000,000	$575,000,000

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SCHEDULE 3.06

DISCLOSED MATTERS

1.             With respect to PAA, any matters disclosed in PAA’s most recently filed 10-Q and 10-K.

1

SCHEDULE 3.07

DISCLOSURES REGARDING NON-COMPLIANCE WITH LAWS

None

1

SCHEDULE 3.10

DISCLOSURES REGARDING ERISA

None

1

SCHEDULE 3.12

SUBSIDIARIES

None

1

SCHEDULE 6.02

PERMITTED LIENS

None

1

SCHEDULE 6.05

RESTRICTIVE AGREEMENTS

None

1

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Second Amended and Restated Credit Agreement dated as of September       , 2013 (as amended and in effect on the date hereof, the “Credit Agreement”), among Plains AAP, L.P., the Lenders named therein, and Citibank, N.A., as Administrative Agent.  Terms defined in the Credit Agreement are used herein with the same meanings.

The Assignor named herein hereby sells and assigns, without recourse, to the Assignee named herein, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth herein the interests set forth herein (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth herein in the Commitment(s) of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date.  The Assignee hereby acknowledges receipt of a copy of the Credit Agreement.  From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee.  The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment (“Assignment Date”):

1

Facility	Principal Amount Assigned	Percentage Assigned of Facility/ Commitment(s) (set forth, for each assigned Commitment, to at least 8 decimals, as a percentage of the aggregate Commitments of the relevant Class)
Commitment(s) Assigned:
Loans:

The terms set forth above are hereby agreed to:

[Name of Assignor], as Assignor

By:
Name:
Title:

[Name of Assignee], as Assignee

By:
Name:
Title:

The undersigned hereby consent to the within assignment:

PLAINS AAP, L.P.,
a Delaware limited partnership

By:	Plains All American GP LLC
a Delaware limited liability company,
its general partner

By:
Name:
Title:

2

CITIBANK, N.A.,
as Administrative Agent

By:
Name:
Title:

3

EXHIBIT B

FORM OF BORROWING REQUEST

Dated                         , 201

Citibank, N.A.,

as Administrative Agent

1615 Brett Road, OPS III

New Castle, Delaware 19720

Attn:  Plains All American Account Officer

Ladies and Gentlemen:

This Borrowing Request is delivered to you by Plains AAP, L.P., a Delaware limited partnership (the “Borrower”), under Section 2.03 of the Second Amended and Restated Credit Agreement dated as of September       , 2013 (as further restated, amended, modified, supplemented and in effect, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto, and Citibank, N.A., as Administrative Agent.

1.                                      The Borrower hereby requests that the Lenders make a Loan or Loans in the aggregate principal amount of $                             (the “Loan” or the “Loans).  The Class of the Loan or Loans is                                   .

2.                                      The Borrower hereby requests that the Loan or Loans be made on                       , 201    :

3.                                      The Borrower hereby requests that the Loan or Loans bear interest at the following interest rate, plus the Applicable Rate, as set forth below:

Type of Loan	Principal Amount	Interest Rate	Interest Period(if applicable)	Last day of Interest Period(if applicable)

4.                                      The Borrower hereby requests that the funds from the Loan or Loans be disbursed to the following bank account:                                                             .

5.                                      After giving effect to the requested Loan or Loans, the total Revolving Exposure would not exceed the total Revolving Commitments.

1

6.                                      All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Borrowing Request this            day of                         , 201    .

PLAINS AAP, L.P.,
a Delaware limited partnership

		By:	Plains All American GP LLC
a Delaware limited liability company,
its general partner

By:
Name:
Title:

cc:	Citibank, N.A.
811 Main St., Suite 4000
Houston, Texas 77002
Attn: Plains All American Account Officer

2

EXHIBIT C

FORM OF
INTEREST ELECTION REQUEST

Dated                         , 201

Citibank, N.A.,

as Administrative Agent

1616 Brett Road, OPS III

New Castle, Delaware 19720

Attn:  Plains All American Account Officer

Ladies and Gentlemen:

This irrevocable Interest Election Request (the “Request”) is delivered to you under Section 2.08 of the Second Amended and Restated Credit Agreement dated as of September       , 2013 (as further restated, amended, modified, supplemented and in effect from time to time, the “Credit Agreement”), by and among Plains AAP, L.P., a Delaware limited partnership, the Lenders party thereto (the “Lenders”), and Citibank, N.A., as Administrative Agent.

1.                                      This Interest Election Request is submitted for the purpose of:

(a)                                 [Converting] [Continuing] a                        Loan [into] [as] a                          Loan.(1)

(b)                                 The aggregate outstanding principal balance of such  Loan is $                            .

(c)                                  The last day of the current Interest Period for such Loan is                           .(2)

(d)                                 The principal amount of such Loan to be [converted] [continued] is $                          .(3)

(e)                                  The requested effective date of the [conversion] [continuation] of such  Loan is                               .(4)

(f)                                   The requested Interest Period applicable to the [converted] [continued] Loan is                                         .(5)

2.                                      With respect to a Borrowing to be converted to or continued as a Eurodollar Borrowing, no Event of Default exists, and none will exist upon the conversion or continuation of the Borrowing requested herein.

(1)                                 Delete the bracketed language and insert “Alternate Base Rate” or “LIBO Rate”, as applicable, in each blank.

(2)                                 Insert applicable date for any Eurodollar Loan being converted or continued.

(3)                                 Complete with an amount in compliance with Section 2.08 of the Credit Agreement.

(4)                                 Complete with a Business Day in compliance with Section 2.08 of the Credit Agreement.

(5)                                 Complete with an Interest Period in compliance with the Credit Agreement.

1

3.                                      All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Interest Election Request this            day of                                       , 201    .

PLAINS AAP, L.P.,
a Delaware limited partnership

		By:	Plains All American GP LLC
a Delaware limited liability company,
its general partner

By:
Name:
Title:

cc:	Citibank, N.A.
811 Main Street., Suite 4000
Houston, Texas 77002
Attn: Plains All American Account Officer

2

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he is the                                                of Plains AAP, L.P., a Delaware limited partnership (the “Borrower”), and that as such he is authorized to execute this certificate on behalf of the Borrower.  With reference to the Second Amended and Restated Credit Agreement dated as of September       , 2013 (as further restated, amended, modified, supplemented and in effect from time to time, the “Agreement”), among the Borrower, the lenders that are or become a party thereto (the “Lenders”), and Citibank, N.A. as Administrative Agent, the undersigned, in his capacity as                                    of the Borrower, certifies, on behalf of the Borrower, as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified);

(a)                                 To the best knowledge of the undersigned, a Default does not exist as of the date of this Certificate [other than as described in reasonable detail in, and as to which the Borrower is taking or proposes to take the action specified in, the Schedule attached hereto].

(b)                                 Attached hereto are the reasonably detailed calculations made to determine whether the Borrower is in compliance with Section 6.06 of the Agreement as of the end of the [fiscal quarter][fiscal year] ending                                 .

EXECUTED AND DELIVERED this          day of                                   , 201    .

PLAINS AAP, L.P.,
a Delaware limited partnership

By:	Plains All American GP LLC
a Delaware limited liability company,
its general partner

By:
Name:
Title:

1

EXHIBIT E-1

FORM OF REVOLVING CREDIT NOTE

$	, 201

Plains AAP, L.P., a Delaware limited partnership (the “Borrower”), for value received, promises and agrees to pay to                                                              (the “Lender”), or to its order, at the payment office of Citibank, N.A., as Administrative Agent, at [                                                            ], the principal sum of                                                              AND NO/100 DOLLARS ($                          ), or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans owed to the Lender under the Credit Agreement, as hereinafter defined, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount as provided in the Credit Agreement for such Revolving Loans, at such office, in like money and funds, for the period commencing on the date of each such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

This note evidences the Revolving Loans owed to the Lender under that certain Second Amended and Restated Credit Agreement dated as of September       , 2013, by and among the Borrower, Citibank, N.A., as Administrative Agent, and the other financial institutions parties thereto (including the Lender) (such Second Amended and Restated Credit Agreement, together with all amendments or supplements thereto, being the “Credit Agreement”), and shall be governed by the Credit Agreement.  Capitalized terms used in this note and not defined in this note, but which are defined in the Credit Agreement, have the respective meanings herein as are assigned to them in the Credit Agreement.

The Lender is hereby authorized by the Borrower to endorse on Schedule A (or a continuation thereof) attached to this note, the Type of each Revolving Loan owed to the Lender, the amount and date of each payment or prepayment of principal of each such Revolving Loan received by the Lender and the Interest Periods and interest rates applicable to each Revolving Loan, provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Borrower under the Credit Agreement or under this note in respect of such Revolving Loans.

This note may be held by the Lender for the account of its applicable lending office and, except as otherwise provided in the Credit Agreement, may be transferred from one lending office of the Lender to another lending office of the Lender from time to time as the Lender may determine.

Except only for any notices which are specifically required by the Credit Agreement or the other Loan Documents, the Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time

1

without notice to any of them.  Each such Person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

The Credit Agreement provides for the acceleration of the maturity of this note upon the occurrence of certain events and for prepayment of Revolving Loans upon the terms and conditions specified therein.  Reference is made to the Credit Agreement for all other pertinent purposes.

This note is issued pursuant to and is entitled to the benefits of the Credit Agreement and is secured by the Security Instruments.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

PLAINS AAP, L.P.,
a Delaware limited partnership

By:	Plains All American GP LLC
a Delaware limited liability company,
its general partner

By:
Name:
Title:

2

SCHEDULE A
TO
REVOLVING CREDIT NOTE

This note evidences each Revolving Loan owed to the Lender under the Credit Agreement, in the principal amount set forth below and the applicable Interest Periods and rates for each such Revolving Loan, subject to the payments of principal set forth below:

SCHEDULE
OF
REVOLVING CREDIT LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

Date	Interest Period	Rate	Principal Amount of Loan	Amount of Interest Paid or Prepaid	Interest Paid	Balance of Loans	Notation Made by

3

EXHIBIT E-2

FORM OF TERM LOAN NOTE

$	, 201

Plains AAP, L.P., a Delaware limited partnership (the “Borrower”), for value received, promises and agrees to pay to                                                              (the “Lender”), or to its order, at the payment office of Citibank, N.A., as Administrative Agent, at [                                                            ], the principal sum of                                                              AND NO/100 DOLLARS ($                          ), or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loan owed to the Lender under the Credit Agreement, as hereinafter defined, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount as provided in the Credit Agreement for such Term Loan, at such office, in like money and funds, for the period commencing on the date of each such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

This note evidences the Term Loan owed to the Lender under that certain Second Amended and Restated Credit Agreement dated as of September       , 2013, by and among the Borrower, Citibank, N.A., as Administrative Agent, and the other financial institutions parties thereto (including the Lender) (such Second Amended and Restated Credit Agreement, together with all amendments or supplements thereto, being the “Credit Agreement”), and shall be governed by the Credit Agreement.  Capitalized terms used in this note and not defined in this note, but which are defined in the Credit Agreement, have the respective meanings herein as are assigned to them in the Credit Agreement.

The Lender is hereby authorized by the Borrower to endorse on Schedule A (or a continuation thereof) attached to this note, the Type of each Term Loan owed to the Lender, the amount and date of each payment or prepayment of principal of each such Term Loan received by the Lender and the Interest Periods and interest rates applicable to each Term Loan, provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Borrower under the Credit Agreement or under this note in respect of such Term Loan.

This note may be held by the Lender for the account of its applicable lending office and, except as otherwise provided in the Credit Agreement, may be transferred from one lending office of the Lender to another lending office of the Lender from time to time as the Lender may determine.

Except only for any notices which are specifically required by the Credit Agreement or the other Loan Documents, the Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them.  Each such Person agrees that his, her or its liability on or with

1

respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

The Credit Agreement provides for the acceleration of the maturity of this note upon the occurrence of certain events and for prepayment of Term Loan upon the terms and conditions specified therein.  Reference is made to the Credit Agreement for all other pertinent purposes.

This note is issued pursuant to and is entitled to the benefits of the Credit Agreement and is secured by the Security Instruments.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

PLAINS AAP, L.P.,
a Delaware limited partnership

By:	Plains All American GP LLC
a Delaware limited liability company,
its general partner

By:
Name:
Title:

2

SCHEDULE A
TO
TERM LOAN NOTE

This note evidences each Term Loan owed to the Lender under the Credit Agreement, in the principal amount set forth below and the applicable Interest Periods and rates for each such Term Loan, subject to the payments of principal set forth below:

SCHEDULE
OF
TERM LOAN AND PAYMENTS OF PRINCIPAL AND INTEREST

Date	Interest Period	Rate	Principal Amount of Loan	Amount of Interest Paid or Prepaid	Interest Paid	Balance of Loans	Notation Made by

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EXHIBIT F

LIST OF SECURITY INSTRUMENTS

1.                                      Second Amended and Restated Pledge and Security Agreement between the Borrower and the Administrative Agent in respect of one hundred percent (100%) of (i) the Borrower’s incentive distribution rights in PAA and (ii) one hundred percent (100%) of the Borrower’s limited liability company interest in PAA GP LLC.

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EXHIBIT G

FORM OF COMMITMENT INCREASE AGREEMENT

This Commitment Increase Agreement dated as of [                                ] (this “Agreement”) is among (i) Plains AAP, L.P. (the “Borrower”), (ii) Citibank, N.A., in its capacity as administrative agent (the “Administrative Agent”) under the Second Amended and Restated Credit Agreement dated as of September       , 2013 (as the same may be amended or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders party thereto and the Administrative Agent, and (iii)                                               , an existing Lender party to the Credit Agreement, who is increasing its Revolving Commitment hereunder (the “Increasing Lender”). Capitalized terms that are defined in the Credit Agreement and not defined herein are used herein as therein defined)

Preliminary Statements

(A)                               Pursuant to Section 2.20 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the total Revolving Commitments under the Credit Agreement by agreeing with, among others, an existing Lender to increase that Lender’s Commitment.

(B)                               The Borrower has given notice to the Administrative Agent of its intention to increase the total Revolving Commitments pursuant to such Section 2.20 by increasing the Revolving Commitment of the Increasing Lender from $                 to $                    , and the Administrative Agent is willing to consent thereto.

Accordingly, the parties hereto agree as follows:

SECTION 1.  Increase of Commitment.  Pursuant to Section 2.20 of the Credit Agreement, the Revolving Commitment of the Increasing Lender is hereby increased from $                                 to                                   .

SECTION 2.  Consent.  The Administrative Agent hereby consents to the increase in the Commitment of the Increasing Lender effectuated hereby.

SECTION 3.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York.

SECTION 4.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5.  Increasing Lender Credit Decision.  The Increasing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein.  The

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Increasing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

SECTION 6.  Representation and Warranties of the Borrower.  The Borrower represents and warrants as follows:

(a)                                 The execution, delivery and performance by the Borrower of this Agreement are within the Borrower’s limited partnership power, have been duly authorized by all necessary limited partnership action and do not (i) violate the Borrower’s Partnership Agreement or certificate of limited partnership or (ii) result in a default under any material indenture, agreement or other instrument binding upon the Borrower.

(b)                                 No authorization, consent or approval of any Governmental Authority is required to be obtained or made by the Borrower as a condition to its valid execution, delivery and performance of this Agreement except such as have been obtained or made and are in full force and effect.

(c)                                  This Agreement constitutes a valid and binding agreement of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)                                 The aggregate principal amount of the Revolving Commitments under the Credit Agreement, including any increases pursuant to Section 2.20 thereof, does not exceed $150,000,000.

(e)                                  No Default or Event of Default has occurred and is continuing.

SECTION 7.  Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent within 30 days after Borrower’s receipt of reasonably detailed invoices or statements in connection with the preparation, negotiation, execution and delivery of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto, in each case to the extent required to be paid by the Borrower pursuant to Section 9.03(a) of the Credit Agreement.

SECTION 8.  Effectiveness.  When, and only when, the Administrative Agent shall have received counterparts of, or telecopied or otherwise electronically transmitted signature pages of, this Agreement executed by the Borrower, the Administrative Agent and the Increasing Lender, this Agreement shall become effective as of the date first written above.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized, as of the date first above written.

BORROWER:

PLAINS AAP, L.P.,
a Delaware limited partnership

By:	Plains All American GP LLC
a Delaware limited liability company,
its general partner

By:
Name:
Title:

ADMINISTRATIVE AGENT:

CITIBANK, N.A.
as Administrative Agent

By:
Name:
Title:

INCREASING LENDER:

[NAME OF INCREASING LENDER]

By:
Name:
Title:

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EXHIBIT H

FORM OF NEW LENDER AGREEMENT

This New Lender Agreement (this “Agreement”) dated as of [                                ] is among Plains AAP, L.P. (the “Borrower”), Citibank, N.A., in its capacity as administrative agent (the “Administrative Agent”) under the Credit Agreement described below, and [                          ], a bank or financial institution that before giving effect to this Agreement is not a Lender party to the Credit Agreement (“New Lender”).  Capitalized terms used herein without definition have the meanings assigned to such terms in the Credit Agreement.

PRELIMINARY STATEMENTS

A.                                    Pursuant to Section 2.20 of the Second Amended and Restated Credit Agreement dated as of September       , 2013 (as the same may be amended or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders from time to time party thereto, and the Administrative Agent, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the total Revolving Commitments under the Credit Agreement by offering to Lenders and other bank and financial institutions the opportunity to participate in all or a portion of the increased Revolving Commitments.

B.                                    The Borrower has given notice to the Administrative Agent of its intention to increase the total Revolving Commitments pursuant to such Section 2.20 by $[                ](6), and the Administrative Agent is willing to consent thereto.

C.                                    The New Lender desires to become a Lender under the Credit Agreement and extend Revolving Loans to the Borrower in accordance with the terms thereof.

Accordingly, the parties hereto agree as follows:

SECTION 1.                            Loan Documents.  The New Lender hereby acknowledges receipt of copies of the Credit Agreement and the other Loan Documents.

SECTION 2.                            Joinder to Credit Agreement. By executing and delivering this Agreement, the New Lender hereby agrees (i) to become a party to the Credit Agreement as a Lender as defined therein and (ii) to be bound by all the terms, conditions, representations, and warranties of the Credit Agreement and the other Loan Documents applicable to Lenders, and  all references to the Lenders in the Loan Documents shall be deemed to include the New Lender. Without limiting the generality of the foregoing, the New Lender hereby agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in the New Lender’s Revolving Exposure exceeding its Revolving Commitment.  The Revolving Commitment of the New Lender as of the date hereof shall be $[                ].(7)

(6)                                 Must be at least $5,000,000.

(7)                                Must be at least $5,000,000.

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SECTION 3.                            Consent.  The Administrative Agent hereby consents to the participation of the New Lender in the increased Revolving Commitment.

SECTION 4.                            Representation and Warranties of the Borrower.  The Borrower represents and warrants as follows:

(a)                                 The execution, delivery and performance by the Borrower of this Agreement are within the Borrower’s limited partnership power on the part of the Borrower, have been duly authorized by all necessary limited partnership action and do not (i) violate the Borrower’s Partnership Agreement or certificate of limited partnership or (ii) result in a default under any material indenture, agreement or other instrument binding upon the Borrower.

(b)                                 No authorization, consent or approval of any Governmental Authority is required to be obtained or made by the Borrower as a condition to its valid execution, delivery and performance of this Agreement except such as have been obtained or made and are in full force and effect.

(c)                                  This Agreement constitutes a valid and binding agreement of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)                                 The aggregate principal amount of the Revolving Commitments under the Credit Agreement, including any increases pursuant to Section 2.20 thereof, does not exceed $150,000,000.

(e)                                  No Default, Event of Default or Material Adverse Effect has occurred and is continuing.

SECTION 5.                            Effectiveness.  This Agreement shall become effective upon the receipt by the Administrative Agent of the following:

(a)                                 Counterparts of, or telecopied or otherwise electronically transmitted signature pages of, this Agreement executed by the Borrower, the Administrative Agent and the New Lender;

(b)                                 An Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the New Lender;

(c)                                  If the New Lender is a Foreign Lender, any documentation required to be delivered by the New Lender pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the New Lender;

(d)                                 If requested by the Administrative Agent, a certified copy of the resolutions of the Board of Directors of the Borrower approving the increase in the Revolving

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Commitment and this Agreement in a form reasonably acceptable to the Administrative Agent; and

(e)                                  If requested by the Administrative Agent, a legal opinion from counsel to the Borrower in a form reasonably acceptable to the Administrative Agent.

SECTION 6.                            New Lender Credit Decision.  The New Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein.  The New Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

SECTION 7.                            Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to any choice of law provision that would require the application of the law of another jurisdiction.

SECTION 8.                            Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered in original or facsimile or other electronic form, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 9.                            Expenses.  The Borrower shall pay, within 30 days of its receipt of reasonably detailed invoices or statements all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto, in each case to the extent required to be paid by the Borrower pursuant to Section 9.03(a) of the Credit Agreement.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized, as of the date first above written.

BORROWER:

PLAINS AAP, L.P.,
a Delaware limited partnership

By:	Plains All American GP LLC
a Delaware limited liability company,
its general partner

By:
Name:
Title:

ADMINISTRATIVE AGENT:

CITIBANK, N.A.,
as Administrative Agent

By:
Name:
Title:

NEW LENDER:

[NAME OF NEW LENDER]

By:
Name:
Title:

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